Co-Marketing Agreement

         This Co-Marketing Agreement ("Agreement") is entered into as of the April, 1998 between Dynamic Imaging Group Inc., a Colorado Corporation, with its principal place of business at 3418 Ocean Boulevard, Fort Lauderdale, Florida 33308 ("Company") and Speedy Sign*A*Rama USA Inc., a Florida Corporation with its principal place of business at 1601 Belvedere Road, Suite 402 East, West Palm Beach, Florida 33406, ("Franchisor").

General Information

         The Company and the Franchisor desire to work cooperatively to realize the opportunities that exist in the Territory (defined below) for the Products (defined below); and,

         the Company and the Franchisor desire to co-market the Products to the Franchisor's Franchisees within the defined Territory.

         In consideration for the mutual promises, covenants, and Agreements made below, the parties, intending to be legally bound, agree as follows:

1.   Definitions

         For purposes of this Agreement, the following terms will have the indicated definitions:

         "Agreement." This Agreement is by and between the Company and the Franchisor.

         "Products." Includes only those products listed on Exhibit A. The Company may, at its option, modify the products listed on Exhibit A from time to time by providing written notice to the Franchisor not less than thirty (30) days prior to any such change.

         "Territory." The geographical territory covered by this Agreement is Worldwide.

         "Term."  The duration of this Agreement as provided in Section 2.

         "Information." Any documentation, customer information or other information disclosed by the party to the other that the disclosing party considers proprietary. Such information may include, but is not limited to, engineering, hardware, software, or other information that is not generally known relating to the Products, and other information concerning financial, accounting or marketing reports, analysis, forecasts, predictions or projections relating to the Products and/or to the business of either the Company or the Franchisor.

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2.   Term and Termination

2.1 Term. The initial term of this Agreement shall be for one (1) year commencing on the date first set forth above. Thereafter, renewal of the term of this Agreement will be automatic unless written notice of the termination is received by either party at least thirty (30) days prior to expiration. This Agreement shall continue in effect as set forth herein unless otherwise modified or terminated.

2.2 Termination. Either party may terminate this Agreement with or without cause upon thirty (30) days prior written notice without liability of any kind to the other party.

3. Co-Marketing Agreement

3.1 Joint Cooperation. The Company and the Franchisor shall cooperate in the areas of marketing, promotion, training and sales as follows:

3.2 Marketing. The Company and the Franchisor shall work cooperatively within the Territory to assess viable market segments, applications, and potential customers for trade show booth (display systems) needs, including planning to meet future market needs. Franchisor will work with the Company to encourage each of its Franchisees within the Sign*A*Rama Network to lease, sell and to distribute the display systems. The Company hereby acknowledges that Franchisor does not have the contractual right nor will it require any of its Franchisees to lease, sell or to distribute the display systems.

3.3 Exclusivity. The Company's display systems shall be exclusively marketed through and by Franchisor's Franchisees to the retail sign industry and with no minimum requirements placed thereon. Franchisor shall exclusively co-market the Products to Franchisor's Franchisees during the term of this Agreement and shall not co-market with any other company the identical Products considered herein.

3.4 Promotion. The Company and the Franchisor shall plan and undertake joint seminars, open houses, public relations events, press releases, testimonials, demonstrations, and joint participation in trade shows, conventions and conferences, when appropriate. The content of all promotional materials/activities shall be subject to the advance written approval of both parties. The Company will provide cobranded promotional marketing materials, cobranded advertising in printed media as specified by Franchisor and institute an active ongoing telemarketing effort to Franchisor's Franchisees and potential customers. Cobranded is defined as baring the name and logo or trademark of Franchisor and The Company. The Company shall solely bare the costs of all marketing efforts contemplated in this Agreement. The Company shall dedicate eight percent (8%) of all gross revenue received as a result of the activities contemplated herein to an advertising fund for which these moneys will be used to fund a National Advertising Campaign (National Advertising Campaign as used herein shall refer exclusively to

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marketing to Sign*A*Rama Franchisees), the details for which shall be agreed to by both parties prior to implementation. Of the National Advertising Campaign fund, an amount to be later determined and agreed to at a later date shall be used in a telemarketing effort for which there shall be dedicated employees. The methods and operation of the telemarketing campaign as well as the National Advertising Campaign shall be mutually agreed to in writing in advance of implementation and the Company shall give to Franchisor a full accounting quarterly of all revenues earned, moneys deposited in the National Advertising Campaign fund and Moneys expended in the advertising effort as described herein. The Company shall further provide and audited accounting annually within three months of the end of the Company's fiscal year.

3.5 Training. As part of the sales and marketing effort established in this Agreement, both the Company and the Franchisor shall provide training and information to each party's assigned work force as well as to Franchisor's Franchisees, to provide an understanding of its services/products, applications, organization, and procedures that are relevant. The Management of each party shall each have the sole discretion to determine the numbers, levels and skills of its personnel assigned to the Co-Marketing program described in this Agreement, and the types of support resources it shall make available. Expenses for this program will be borne by the party incurring the expense unless otherwise agreed.

3.6 Referrals and Presentations. The Company and the Franchisor shall engage in the exchange of customer leads, joint demonstrations and joint customer visits, presentations, and proposals, when appropriate.

4. Company responsibilities

4.1 Products. The Company shall sell or lease the Products to the Franchisor's Franchisees pursuant to orders placed with the Company pursuant to the Co-Marketing efforts of the parties under this Agreement in accordance with the Company's standard documentation applicable to such a transaction, or any special contracts agreed to by both parties in advance and in accordance with the additional terms contemplated in. Exhibit B to this Co-Marketing Agreement and attached hereto;

4.2 Information. The Company shall provide reasonable information and backup as agreed to by the Company and the Franchisor in support of the customer proposals, trials, pilot programs inquiries and service requests;

4.3 Maintain Products. The Company shall provide maintenance for Products sold or leased as a result of the Franchisor's activities under this Agreement at the Company's standard prices, if requested by the Franchisor;

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4.4 Demo Equipment. The Company shall provide the Products on a purchase or lease basis to be used in customer demonstrations and pilot programs as part of the marketing/sales process;

4.5 Training. The Company shall provide reasonable technical training on the Products to the Franchisor's employees working with the Company at the Company's facility at mutually agreed upon times;

4.6 Collateral Materials. The Company shall provide sample quantities of collateral materials as identified and agreed to by the Company and the Franchisor in writing, in advance in support of the sales/marketing process;

4.7 Additional Collateral Materials. The Company shall provide additional quantities of collateral materials to the Franchisor and to Franchisor's Franchisees, in excess of quantities agreed to by the parties in advance, at cost, as reasonably requested.

5. Franchisor's Responsibilities

5.1 Support Obligation. The Franchisor shall train, deploy and otherwise maintain a technical and marketing support group for display systems products and services covered under this Agreement as appropriate to respond to the Franchisor's Franchisee's requirements.

5.2 Market Services. The Franchisor shall market to its Franchisees:

(See Exhibit A)

to meet the Franchisor's Franchisees' requirements.

6. Non-Disclosure of Proprietary Information

6.1 Proprietary. Each party to this Agreement may find it beneficial to disclose to the other party certain information. The parties understand and agree that information disclosed pursuant to this Agreement shall be considered proprietary because (1) it has been developed internally by the disclosing party, or (2) it has been received by the disclosing party subject to a continuing obligation to a third party to maintain the confidentiality of the information. Information disclosed pursuant to this Agreement that either party considers proprietary and that is provided in tangible form shall be marked confidential, proprietary or private. If such information is orally disclosed, it shall be identified by the disclosing party as being proprietary to that party in a writing sent to the receiving party no more than five (5) days after disclosure.

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6.2 Confidentiality. With respect to such information, the party to whom the information is disclosed and its employees, consultants and other agents shall:
(1) hold the information in confidence and protect it in accordance with the security measures with which it protects its own proprietary or confidential information, which it does not wish to disclose; (2) restrict disclosure of the information solely to those employees, consultants and other agents with a need to know, and not disclose such information to any other persons; (3) advise its employees, consultants and other agents with access to the information of their obligations with respect to the information; and (4) use the information only in connection with the terms of this Agreement, except as may otherwise be agreed to by the parties in writing.

6.3 Non-Proprietary Information. The party to whom information is disclosed shall have no obligation to treat as proprietary any information that (1) was previously known to the receiving party free of any confidentiality obligation;
(2) is disclosed to third parties by the disclosing party without restriction;
(3) is or becomes publicly available other than by the receiving party's breach of its obligations; or (4) is independently developed by the receiving party.

6.4 Disclosure of Information. In the event a party to whom information has been disclosed proposes to disclose that information to an outside consultant or agent, it shall obtain the consent of the party from whom the information was originally received and arrange for the execution by the consultant or agent of a nondisclosure Agreement which has been approved by the party from whom the information was originally received. Such approval shall not be unreasonably withheld.

6.5 Return of Information. The information shall be deemed the property of the disclosing party and, upon request, the other party will return all information that is in tangible form to the disclosing party or destroy all such information.

6.6 Disclosure to Affiliates. Except as specifically provided in this Agreement, the parties agree not to provide information to any of their affiliated companies, without the prior written consent of the party disclosing the information.

7. General Provisions

7.1 Severability. If any provision of this Agreement is found invalid or unenforceable under judicial decree or decision, the remainder shall remain valid and enforceable according to its terms. Without limiting the previous, it is expressly understood and agreed that each and every provision of this Agreement that provides for a limitation of liability, disclaimer of warranties, or exclusion of damages is intended by the parties to be severable and independent of any other provision and to be enforced as such. Further, it is expressly understood and agreed that if any remedy under this Agreement is determined to have failed of its essential purpose, all other limitations of liability and exclusion of damages set forth in this section shall remain in full force and effect.

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7.2 Notices. All notices, demands or consents required or permitted under this
Agreement shall be in writing and shall be delivered or mailed certified return receipt requested to the respective parties at the addresses set forth above or at such other address as such party shall specify to the other party in writing. Any notice required or permitted to be given by the provisions of this Agreement shall be conclusively deemed to have been received on the day it is delivered to that party by U.S. Mail with Acknowledgment of Receipt or by any commercial courier providing equivalent acknowledgment of receipt.

7.3 Trademarks and Trade Names. Neither party shall use the name of the other party in any news release, public announcement, advertisement or other form of publicity without the prior written consent of the other party. The Company is hereby granted permission to use the Franchisor's name in the Company's promotional materials for the sole purpose of identifying the Franchisor as a customer of the Company, with prior written approval. The Franchisor is hereby granted permission to use during the term of this Agreement the trademarks and trade names used by the Company in connection with the Products and services covered by this Agreement. Such permission is expressly limited to uses by the Franchisor necessary to the performance of the Franchisor's obligations under this Agreement. The Franchisor hereby acknowledges the Company's exclusive ownership of such marks and names and that the Company's marks and names are renowned both worldwide and specifically in the Territory. The Franchisor agrees not to take any action inconsistent with such ownership and further agrees to take any action, including without limitation the conduct of legal proceedings at the Company's expense, which the Company reasonably deems necessary to establish and preserve the Company's exclusive rights in and to its trademarks and trade names. Reproductions of the Company's trademarks, logos, symbols, etc., shall be true photographic reproductions.

7.4 Labels. The Franchisor will not remove, make or permit any alterations in any labels or other identifying markings placed by the Company on any of its Products covered by this Agreement.

7.5 Waiver, Amendment, Modification. No waiver, amendment or modification, including those by custom, usage of trade, or course of dealing, of any provision of this Agreement will be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No waiver by any party of any default in performance by the other party under this Agreement or of any breach or series of breaches by the other party of any of the terms or conditions of this Agreement shall constitute a waiver of any subsequent default in performance under this Agreement or any subsequent breach of any terms or conditions of that Agreement. Performance of any obligation required of a party under this Agreement may be waived only by a written waiver signed by a duly authorized officer of the other party, that waiver shall be effective only with respect to the specific obligation described in that waiver.

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7.6 No Warranties. The Franchisor hereby acknowledges that it has not entered into this Agreement in reliance upon any warranty or representation by any person or entity.

7.7 Entire Agreement. The parties acknowledge that this Agreement expresses their entire understanding and Agreement, and that there have been no warranties, representations, covenants or understandings made by either party to the other except expressly set forth in this section. The parties further acknowledge that this Agreement supersedes, terminates and otherwise renders null and void any and all prior Agreements or contracts, whether written or oral, entered into between the Company and the Franchisor with respect to the matters expressly set forth in this Agreement.

7.8 Attorney Fees. If either party is required to retain the services of any attorney to enforce or otherwise litigate or defend any matter or claim arising out of or in connection with this Agreement, then the prevailing party shall be entitled to recover from the other party, in addition to any other relief awarded or granted, its reasonable costs and expenses (including attorney fees) incurred in the proceeding.

7.9 No joint Venture. This Agreement is not intended to create, nor shall it be construed as, a joint venture, association, partnership, franchise or other form of business or relationship. Neither party shall have nor hold itself out as having any right or power or authority to assume, create, or incur any expense, liability or obligation, expressed or implied, on behalf of the other party, except as expressly provided herein.

7.10 Governing Law. This Agreement shall be governed by the laws of the State of Florida.

7.11 Limitation of Liability. Neither the Company nor the Franchisor shall be liable to each other or any third party claiming under them for incidental, special, consequential, or other damages, including but not limited to lost profits arising from an alleged breach or actual breach of this Agreement.

         We have carefully reviewed this contract and agree to and accept its terms and conditions. We are executing this Agreement as of the day and year first written above.

Company                                  Franchisor

By:                                      By:
   -----------------------------            ----------------------------------

Name:                                    Name:
     -----------------------------            ---------------------------------

Title:                                   Title:
      -----------------------------            --------------------------------

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                                    Exhibit A
                           DESCRIPTION OF THE PRODUCTS
                           ---------------------------

9 foot Curve Arise Units with Podiums
8 Panel Outline Units
6 foot Curve Table Top Units
Lights 10 foot by 10 foot Floor kits with Case
Arise 12 Section Arches
Sails
Arise Panel Set - 3 panels, 2 End-caps
Outline Panel Set, 8 Panels, 4 Headers
Adjustable Brochure Racks
Arise Shelves (Straight)
Arise Shelves (Curved)
Standards
Brackets
Outline Shelves
Outline Standards
Outline Brackets
Table with Front Panel
Arise Table
Chairs

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                                   Exhibit B

   ADDITIONAL TERMS CONTEMPLATED BETWEEN COMPANY AND FRANCHISOR'S FRANCHISEES
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Summary:

o Dynamic Imaging Group, Inc. will supply Sign*A*Rama franchisees with trade show booths, digital imaging (Graphics) and all products that are currently in inventory and others that may be added in future. These products will be rented and/or sold by Sign*A*Rama franchisees to their customers.

o Dynamic Imaging Group, Inc. will provide Sign*A*Rama franchisees with marketing materials and instructional manuals free of charge upon the franchisee's purchase or lease of a display unit.

o Dynamic Imaging Group, Inc. will provide all products as listed in Exhibit "A" attached hereto to franchisee on a discounted or wholesale basis.

o Participating Sign*A*Rama franchisees will act as sales or rental agents for all products inventoried by Dynamic Imaging Group, Inc.

o Sign*A*Rama franchisees will receive 25% off the gross receipt of all rentals and sales of all products in Dynamic Imaging Group, Inc. inventory.

o Dynamic Imaging Group, Inc. has agreed to sell a sample package of display systems at an additional discount for the "tour stores" as designated periodically by Sign*A*Rama corporate.

o Sign*A*Rama franchisees will receive 25% off the gross on all insurance purchased at the time of rental.


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